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                                                                      EXHIBIT 11

EBS Building, L.L.C.
Computation of Earning per Unit



                                                                    2000              1999
Numerator:
      Net Loss - primary and diluted                           $ (1,641,892)      $   (973,035)
                                                               ============       ============

Denominator:
      Weighted average units outstanding - primary               10,000,000         10,000,000
      Effect of potentially dilutive units                               --                 --
                                                               ------------       ------------
      Units outstanding - diluted                                10,000,000         10,000,000
                                                               ============       ============

Primary earnings (loss) per unit                               $      (0.16)      $      (0.10)
                                                               ============       ============
Diluted earnings (loss) per unit                               $      (0.16)      $      (0.10)
                                                               ============       ============
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